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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                              ____________________


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                              ____________________


         Date of Report (Date of Earliest Event Reported) APRIL 3, 1996
                                                          -------------

                             THE ARLEN CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                   NEW YORK
                 ---------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


                  1-6675                                    13-2668657
          -----------------------                          -------------
          (Commission File Number)                         (IRS Employer
                                                        Identification No.)


  505 EIGHTH AVENUE, NEW YORK, NEW YORK                           10018
- ----------------------------------------                        ----------
(Address of Principal Executive Offices)                        (Zip Code)

                                (212) 736-8100
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)





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Item 5. Other Events.

        Effective as of April 3, 1996, the shares of Common Stock of The Arlen Corporation (the "Registrant") ceased to be listed on the Philadelphia Stock Exchange (the "Exchange"). Such delisting followed the filing by the Exchange of a Delisting Certificate with the Securities and Exchange Commission requesting that the Registrant's Common Stock be removed from listing and registration on the Exchange. The delisting action, which, as previously reported, had been anticipated, was based upon the inability of the Registrant to meet certain minimum per share trading price and net tangible asset requirements adopted by the Exchange in 1994 as part of new criteria which must be met in order for a company to maintain the listing of its securities on the Exchange.




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                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  THE ARLEN CORPORATION
                                                       (Registrant)

                                             By:   /s/ Allan J. Marrus
                                                --------------------------
                                                Allan J. Marrus, President
Dated: April 15, 1996





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